EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Washington Trust Bancorp, Inc. (the “Corporation”), hereby certifies that the Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	November 5, 2018	By:	/s/ Edward O. Handy III
Edward O. Handy III
Chairman and Chief Executive Officer
(principal executive officer)

The undersigned officer of Washington Trust Bancorp, Inc. (the “Corporation”), hereby certifies that the Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	November 5, 2018	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)